EXHIBIT 99.1

November 3, 2022

TO: All Stockholders

(Addressed Individually)

SUBJECT: Report from the President

FHLBNY Announces Third Quarter Operating Highlights

Throughout 2022, as volatility has increased in the markets, our members have increasingly looked to the FHLBNY as a trusted and stable funding partner. This level of trust – and our ability to meet these needs – is clearly reflected in our results for the third quarter, which we announced on October 27.

We closed the quarter with $91.9 billion in advances flowing to our members, an increase of more than $20 billion from year-end 2021. As our members continue to experience heightened deposit volatility and strong loan growth, Home Loan Bank funding remains a key resource to enhance liquidity positions.

The growth in advances we have seen throughout the year has been consistent across the Federal Home Loan Bank System, with System advance levels reaching $655 billion in the third quarter – above pre-pandemic levels, and nearly double the volume at the end of the third quarter of last year.

As I have stated before, this is exactly how the Federal Home Loan Banks were designed to act: to seamlessly expand or contract based on member needs. Just as the Home Loan Banks were able to meet the unprecedented advance demand experienced at the onset of the pandemic and global financial crisis in 2020, so too were we able to handle the significant declines that followed when prolonged federal stimulus and record levels of member deposits eased members’ need for funding. And, just as seamlessly, we have been able to meet the steady increase in member borrowings throughout 2022 as advance demand has normalized.

The FHFA’s FHLBank System at 100: Focusing on the Future Initiative Continues

The importance of Home Loan Bank liquidity was a constant throughout the three days of Listening Sessions that kicked off the Federal Housing Finance Agency’s FHLBank System at 100: Focusing on the Future initiative earlier this fall. In those sessions, we heard testimonials from local lenders of all types and sizes that serve communities across the country, all connected by their individual connection to their Home Loan Bank.

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Since those three days in late September and early October, our regulator has heard from scores more members through written comments – the sheer volume of which presumably led the FHFA to extend the submission deadline by an additional 10 days, closing on October 31. On October 26, the System filed its own comment letter on this first part of the initiative. I thank all of our members who either spoke at the Listening Sessions or submitted comments. As this initiative continues, we anticipate that there will be additional opportunities to lend your voice and share your story. Our members have a great story to tell, and we are eager to hear it.

Negative Tangible Capital Regulations

During those Listening Sessions, a few members raised the issue of the FHFA’s regulations pertaining to negative tangible capital, which does not align with the definitions used by our members banks and credit unions’ prudential regulators. Since those Listening Sessions, the spotlight on the matter has increased, both by the media and from state and national trade associations, which have sent letters to the FHFA requesting an alignment of these definitions.

This misalignment on the definition of tangible capital has the potential to temporarily impede a Federal Home Loan Bank’s ability to lend to a small subset of its members. Though this issue currently impacts a limited number of members, both in our cooperative and across the System, it is a key focus area for us and our fellow Home Loan Banks. We have been engaged with the FHFA on this for quite some time, proposing several possible solutions to resolve the issue. We have also engaged with our members’ regulators, highlighting the issue and requesting close collaboration with the FHFA on the matter. It is our hope as a System that these regulators will come together to reach a resolution on the matter as soon as possible.

Enhancing Our Technology Infrastructure

Our commitment to being a reliable partner to our members extends beyond our funding. Over the past few years, we have continued to invest in our technology infrastructure to further bolster our stability and ensure we are best positioned to serve our members. I am pleased to report that we took a big step forward on this effort last month when we officially became the first Federal Home Loan Bank to become ISO 27001 certified.

ISO 27001 is the world’s leading international standard focused on information and cyber security, and was developed to help organizations protect their own information and that of their customers in a systematic, risk-based, and cost-effective way. This is accomplished by the adoption of an Information Security Management System and a strong risk management methodology. The scope of our ISO 27001 certification includes all three FHLBNY office locations (in Jersey City, Manhattan and Washington, D.C.) and all the products and services that we offer to our members, as well as all of our people, processes, and systems. We sought out and obtained this certification for several reasons. First, as verifiable proof that the FHLBNY takes protecting our members’ information and data very seriously. Additionally, this certification, which is audited and tested annually by a third party, will show us where were we can improve our security controls – thereby further enhancing our cybersecurity and resiliency.

We also recently went live with ETS, an innovative trade management platform from Epsilon Consulting Services that enables rule-based processing and automation – and lays the foundation toward a unified view of our entire balance sheet. We have utilized ETS as part of a strategic enhancement of our trade booking and position management process. With all advance trade requests, execution, management and documentation now powered by ETS, we have achieved an important first step in realizing our strategic vision of achieving a single view of our balance sheet. The ETS functionality will also support our ability to continue to offer new and sophisticated products and innovative services to our members.

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FHLBNY Hurricane Fiona Response

On September 18, Hurricane Fiona made landfall in Puerto Rico as a Category 1 storm, bringing with it historic amounts of rain that led to widespread power outages, flooding and loss of life. Immediately, organizations on the ground went to work to lead relief and recovery efforts. Last month, as part of our commitment to the communities we serve, we provided $500,000 in charitable contributions to four such institutions – the Hispanic Federation, Fundación Comunitaria de Puerto Rico, Taller Salud and the MMM Foundation – to assist in these efforts. Additionally, nearly $250 million in Disaster Relief Funding remains available to our members through our Community Lending Programs, to be used as both immediate gap financing and longer-term funding to restore homes and businesses. We initially made $1 billion in such funding available in 2017 following the devastation wrought by hurricanes Harvey, Irma and Maria. Since then, members have accessed millions of dollars in Disaster Relief Funding to help support critical disaster relief financial activities, and meet the short-, medium-, and long-term funding needs of affected communities.

Our Community Lending Programs, Disaster Relief Funding and charitable contributions – along with our Business Development Advance and Small Business Recovery Grant Program – all fall under our Community Support Activities framework, which captures the community-focused programs and efforts at the FHLBNY that fall outside of our Affordable Housing Program. We are incredibly proud of the impact of the AHP, which is funded each year with 10 percent of our earnings. But, as Ryan Donovan, president and CEO of the Council of Federal Home Loan Banks noted on the first day of the FHFA’s Listening Sessions, we consider the AHP to be the floor for our commitment to the communities we serve.

2022 FHLBNY Board Elections Are Underway

On October 17, 2022, the 2022 Federal Home Loan Bank of New York Director Election ballot package was distributed electronically to eligible FHLBNY members. Your vote is very important, so, if you have not already done so, we ask that you take the time to review the package and promptly return your ballot to the FHLBNY. Please note as follows:

•	All eligible FHLBNY members, regardless of their location, will be able to vote to fill two Independent Director seats. Please keep in mind that the two Independent Director candidates must each receive at least 20 percent of the eligible votes in order to be elected.

•	Eligible New York members will have the opportunity to vote to fill one open Member Director seat.

All electronic ballot submissions must be received by no later than 5:00 p.m. Eastern Time on Thursday, November 17, 2022. Your ballot package contains detailed information about the process.

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Our Board is a key part of our cooperative, and I encourage you to participate in this year’s election process. If you have any questions, please contact our general counsel, Paul Friend, at generalcounsel@fhlbny.com.

Sincerely,

José R. González

President and Chief Executive Officer

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

This report may contain forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are based upon our current expectations and speak only as of the date hereof. These statements may use forward-looking terms, such as “projected,” “expects,” “may,” or their negatives or other variations of these terms. The Bank cautions that, by their nature, forward-looking statements involve risk or uncertainty and that actual results could differ materially from those expressed or implied in these forward-looking statements or could affect the extent to which a particular objective, projection, estimate, or prediction is realized. These forward-looking statements involve risks and uncertainties including, but not limited to, regulatory and accounting rule adjustments or requirements, changes in interest rates, changes in projected business volumes, changes in prepayment speeds on mortgage assets, the cost of our funding, changes in our membership profile, the withdrawal of one or more large members, competitive pressures, shifts in demand for our products, and general economic conditions. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

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